UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 22, 2010

                       SECURITY DEVICES INTERNATIONAL INC.
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)


     Delaware                                                   Applied For
--------------------            ------------------           ------------------
(State or other jurisdiction   (Commission File No.)            (IRS Employer
of incorporation)                                            Identification No.)

                           2171 Avenue Road, Suite 103
                        Toronto, Ontario, Canada M5M 4B4
          ------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:        (416) 787-1871
                                                       ------------------------

                      120 Adelaide Street West, Suite 2500
                            Toronto, Ontario M5H 1T1
          ------------------------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02   Unregistered Sales of Equity Securities


     In June 2010 the Company sold 650,000 shares of common stock to two private investors at a price of $0.20 per share.

     On September 22, 2010 the Company sold 2,250,000 shares of common stock to 10 private investors at a price of $0.20 per share.

     The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the sale of these shares. The shares sold are restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. The investors which acquired the shares were sophisticated and were provided with full information regarding the Company. There was no general solicitation in connection with the offer or sale of the securities. The investors which acquired these securities acquired them for their own account. The certificates representing these securities bear restricted legends providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. A commission will be paid in connection with the sale of these securities, however the amount of the commission has not been determined as of the date of this report.


Item 9.01  Financial Statements and Exhibits

           None


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 18, 2010

                                 SECURITY DEVICES INTERNATIONAL INC.



                                 By:  /s/ Gregory Sullivan
                                     ---------------------------
                                     Gregory Sullivan, President


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